                                                                    EXHIBIT 4.12

================================================================================

                                                                  Execution Copy

                          UNITED COMMUNITY BANKS, INC.,
                                    AS ISSUER

                                       AND

                      MARSHALL & ILSLEY TRUST COMPANY N.A.,
                                   AS TRUSTEE

                      -------------------------------------

                                    INDENTURE

                         DATED AS OF SEPTEMBER 24, 2003

                      -------------------------------------

                                UP TO $35,000,000

                       SUBORDINATED STEP-UP NOTES DUE 2015

================================================================================

                             CROSS REFERENCE TABLE*

Trust Indenture                                                                                           Indenture
  Act Section                                                                                              Section
---------------                                                                                           ---------
310(a)(1).........................................................................................             6.10
(a)(2)............................................................................................             6.10
(a)(3)............................................................................................             N.A.
(a)(4)............................................................................................             N.A.
(a)(5)............................................................................................             6.10
(b)...............................................................................................             6.10
(c)...............................................................................................             N.A.

311(a)............................................................................................             6.11
(b)...............................................................................................             6.11
(c)...............................................................................................             N.A.

312(a)............................................................................................             2.07
(b)...............................................................................................            10.03
(c)...............................................................................................            10.03

313 (a)...........................................................................................             6.06
(b)(1)............................................................................................             N.A.
(b)(2)............................................................................................        6.06,6.07
(c)...............................................................................................       6.06,10.02
(d)...............................................................................................             6.06

314(a)............................................................................................             3.03
(b)...............................................................................................             N.A.
(c)(1)............................................................................................            10.04
(c)(2)............................................................................................            10.04
(c)(3)............................................................................................             N.A.
(d)...............................................................................................             N.A.
(e)...............................................................................................            10.05
(f)...............................................................................................             N.A.

315(a)............................................................................................             6.01
(b)...............................................................................................            10.02
(c)...............................................................................................             6.01
(d)...............................................................................................             6.01
(e)...............................................................................................             5.11

316(a)(last sentence).............................................................................             2.10
(a)(1)(A).........................................................................................             5.05
(a)(1)(B).........................................................................................             5.04
(a)(2)............................................................................................             N.A.
(b)...............................................................................................             5.07
(c)...............................................................................................             2.13

317(a)(1).........................................................................................             5.08
(a)(2)............................................................................................             5.09
(b)...............................................................................................             2.05

                             CROSS REFERENCE TABLE*
                                   (CONTINUED)

Trust Indenture                                                                                           Indenture
  Act Section                                                                                              Section
---------------                                                                                           ---------

318(a)............................................................................................          10.01
(b)...............................................................................................           N.A.
(c)...............................................................................................          10.01

------------------------------
"N.A." means "Not Applicable."

*This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE............................................................       1
Section 1.01   Definitions.......................................................................................       1
Section 1.02   Incorporation by Reference of Trust Indenture Act.................................................       7
Section 1.03   Rules of Construction.............................................................................       7
ARTICLE II. THE NOTES............................................................................................       7
Section 2.01   Amount of Notes; Ability to Re-Open Series........................................................       7
Section 2.02   Form and Dating...................................................................................       8
Section 2.03   Execution and Authentication......................................................................       8
Section 2.04   Registrar and Paying Agent........................................................................       9
Section 2.05   Paying Agent to Hold Money in Trust...............................................................       9
Section 2.06   Holder Lists......................................................................................       9
Section 2.07   Transfer and Exchange.............................................................................       9
Section 2.08   Replacement of Notes..............................................................................      15
Section 2.09   Outstanding Notes.................................................................................      16
Section 2.10   Treasury Notes....................................................................................      16
Section 2.11   Temporary Notes...................................................................................      16
Section 2.12   Cancellation......................................................................................      16
Section 2.13   Record Date.......................................................................................      16
Section 2.14   Defaulted Interest................................................................................      16
Section 2.15   CUSIP Numbers.....................................................................................      17
Section 2.16   Redemption; Prepayment............................................................................      17
ARTICLE III. COVENANTS...........................................................................................      18
Section 3.01   Payment of the Notes..............................................................................      18
Section 3.02   Maintenance of Office or Agency...................................................................      18
Section 3.03   Reports...........................................................................................      18
Section 3.04   Compliance Certificate............................................................................      19
Section 3.05   Payment of Taxes and Other Claims.................................................................      19
Section 3.06   [Reserved]........................................................................................      20
Section 3.07   Corporate Existence...............................................................................      20
Section 3.08   Maintenance of Properties.........................................................................      20
ARTICLE IV. SUCCESSORS...........................................................................................      20
Section 4.01   Merger, Consolidation or Sale of Assets...........................................................      20
Section 4.02   Successor Corporation Substituted.................................................................      21
ARTICLE V. DEFAULTS AND REMEDIES.................................................................................      21
Section 5.01   Events of Default.................................................................................      21
Section 5.02   Acceleration......................................................................................      22
Section 5.03   Other Remedies....................................................................................      22
Section 5.04   Waiver of Past Defaults / Rescission of Acceleration..............................................      23
Section 5.05   Control by Majority...............................................................................      23
Section 5.06   Limitation on Suits...............................................................................      23
Section 5.07   Rights of Holders of Notes to Receive Payment.....................................................      23
Section 5.08   Collection Suit by Trustee........................................................................      23
Section 5.09   Trustee May File Proofs of Claim..................................................................      24
Section 5.10   Priorities........................................................................................      24
Section 5.11   Undertaking for Costs.............................................................................      24

ARTICLE VI. TRUSTEE..............................................................................................      25
Section 6.01   Duties of Trustee.................................................................................      25
Section 6.02   Rights of Trustee.................................................................................      26
Section 6.03   Individual Rights of Trustee......................................................................      26
Section 6.04   Trustee's Disclaimer..............................................................................      26
Section 6.05   Notice of Defaults................................................................................      27
Section 6.06   Reports by Trustee to Holders of the Notes........................................................      27
Section 6.07   Compensation and Indemnity........................................................................      27
Section 6.08   Replacement of Trustee............................................................................      28
Section 6.09   Successor Trustee by Merger, Etc..................................................................      28
Section 6.10   Eligibility; Disqualification.....................................................................      28
Section 6.11   Preferential Collection of Claims Against the Company.............................................      29
ARTICLE VII. LEGAL DEFEASANCE AND COVENANT DEFEASANCE; SATISFACTION AND DISCHARGE OF INDENTURE...................      29
Section 7.01   Option to Effect Legal Defeasance or Covenant Defeasance..........................................      29
Section 7.02   Legal Defeasance and Discharge....................................................................      29
Section 7.03   Covenant Defeasance...............................................................................      29
Section 7.04   Conditions to Legal or Covenant Defeasance........................................................      30
Section 7.05   Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.....      31
Section 7.06   Repayment to the Company..........................................................................      31
Section 7.07   Reinstatement.....................................................................................      31
Section 7.08   Termination of the Company's Obligations..........................................................      32
ARTICLE VIII. AMENDMENT, SUPPLEMENT AND WAIVER...................................................................      32
Section 8.01   Without Consent of Holders........................................................................      32
Section 8.02   With Consent of Holders of Notes..................................................................      33
Section 8.03   Compliance with Trust Indenture Act...............................................................      34
Section 8.04   Revocation and Effect of Consents.................................................................      34
Section 8.05   Notation on or Exchange of Notes..................................................................      34
Section 8.06   Trustee to Sign Amendments, Etc...................................................................      35
ARTICLE IX. SUBORDINATION........................................................................................      35
Section 9.01   Agreement to Subordinate..........................................................................      35
Section 9.02   Liquidation; Dissolution; Bankruptcy..............................................................      35
Section 9.03   Default on Senior Debt............................................................................      36
Section 9.04   Acceleration of Notes.............................................................................      37
Section 9.05   When Distribution Must Be Paid Over...............................................................      37
Section 9.06   Notice by Company.................................................................................      37
Section 9.07   Subrogation.......................................................................................      37
Section 9.08   Relative Rights...................................................................................      37
Section 9.09   Subordination May Not Be Impaired.................................................................      38
Section 9.10   Distribution or Notice to Representative..........................................................      38
Section 9.11   Rights of Trustee and Paying Agent................................................................      38
Section 9.12   Authorization to Effect Subordination.............................................................      38
Section 9.13   Amendments........................................................................................      38
Section 9.14   Miscellaneous.....................................................................................      38
ARTICLE X. MISCELLANEOUS.........................................................................................      39
Section 10.01    Trust Indenture Act Controls....................................................................      39

Section 10.02    Notices.........................................................................................      39
Section 10.03    Communication by Holders of Notes with Other Holders of Notes...................................      40
Section 10.04    Certificate and Opinion as to Conditions Precedent..............................................      40
Section 10.05    Statements Required in Certificate or Opinion...................................................      40
Section 10.06    Rules by Trustee and Agents.....................................................................      40
Section 10.07    No Personal Liability of Partners, Directors, Officers, Employees, and Shareholders.............      41
Section 10.08    Governing Law...................................................................................      41
Section 10.09    No Adverse Interpretation of Other Agreements...................................................      41
Section 10.10    Successors......................................................................................      41
Section 10.11    Severability / Independence of Covenants........................................................      41
Section 10.12    Counterpart Originals...........................................................................      41
Section 10.13    Table of Contents, Headings, Etc................................................................      41
EXHIBIT A........................................................................................................       1
EXHIBIT B........................................................................................................       1
EXHIBIT C........................................................................................................       1

         THIS INDENTURE, dated as of September 24, 2003, is by and among UNITED COMMUNITY BANKS, INC., a Georgia corporation (the "Company"), and MARSHALL & ILSLEY TRUST COMPANY, N.A., a national banking association, as trustee (the "Trustee").

         The Company and the Trustee hereby agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of (i) the Notes (as defined in Section 1.01 below) initially issued hereunder on the Closing Date (the "Original Notes"), and (ii) any Additional Notes (as defined in Section 1.01 below) that may be issued on any Issue Date (all such Notes in clauses (i) and (ii) being referred to collectively as the "Notes"):

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.         DEFINITIONS.

         "Additional Notes" means any Subordinated Step-Up Notes due 2015, bearing interest at a rate of 6.25% per annum from the applicable Issue Date until September 30, 2010 and at a rate of 7.50% per annum thereafter until maturity, issued under the terms of this Indenture subsequent to the Closing Date, which shall be of the same series as, and have terms identical to, the Notes issued as of the Closing Date.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "affiliated," "controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "Agent" means any Registrar, Paying Agent or co-registrar or any successor thereto.

         "Bankruptcy Law" means Title 11, U.S. Code or any other applicable federal or state bankruptcy, insolvency or similar law for the relief of debtors, and any federal or state law pertaining to the appointment of a receiver, conservator, liquidator, assignee, custodian, trustee or similar official.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

         "Board of Directors" means the board of directors (or other body having similar management functions) or any committee thereof duly authorized to act on behalf of such board. Except as expressly forth herein, any reference to the Board of Directors shall be a reference to the Board of Directors of the Company.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

                  (i)      in the case of a corporation, corporate stock;

                  (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Certificated Securities" means Notes that are in the form of the Notes attached hereto as Exhibit A, and that do not include the information called for by footnotes 1 and 5 thereof.

         "Claim" means any claim arising from rescission of the purchase or sale of the Notes, for damages arising from the purchase or sale of the Notes or for reimbursement or contribution on account of such a claim.

         "Closing Date" means the date of this Indenture.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors as of the Closing Date; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Covenant Defeasance" has the meaning ascribed in Section 7.03 of this Indenture.

         "Corporate Trust Office" shall be the address of the Trustee specified in Section 3.02 hereof or such other address as to which the Trustee gives notice to the Company.

         "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, currency futures or options agreements or other similar agreement to which such Person is a party or beneficiary.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture and, thereafter, "Depositary" shall mean or include such successor.

         "DTC" has the meaning ascribed in Section 2.04 of this Indenture.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" has the meaning ascribed in Section 5.01 of this Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations of the SEC promulgated thereunder.

         "Existing Indebtedness" means Indebtedness of the Company in existence on the Closing Date, until such amounts are repaid.

         "Financing Entity" means any trust (or a trustee of a trust), partnership, limited liability company, or other Affiliate of the Company that is a financing vehicle.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 5 to the form of the Note attached hereto as Exhibit A.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means a guarantee or other assurance of Indebtedness of another Person, whether as an obligor, guarantor or otherwise, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, and in any manner including, by way of a pledge of assets or other security or collateral or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Currency Agreements and Interest Rate Agreements.

         "Holder," "Noteholder" and "Holder of Note" mean a Person in whose name a Note is registered.

         "incur" shall mean, with respect to any Indebtedness or other Obligation, to directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or other Obligation.

         "Indebtedness" means, with respect to any specified Person, any Obligations of such Person in respect of:

                  (i)      borrowed money;

                  (ii) debt securities, bonds, notes, debentures or similar instruments, letters of credit, securities purchase facilities and reimbursement agreements in respect thereof;

                  (iii)    banker's acceptances;

                  (iv)     Capital Lease Obligations;

                  (v) the deferred and unpaid balance of the purchase price of any property, all obligations of that Person under any conditional sale or title retention agreement, except any such balance that constitutes an accrued expense or trade payable; or

                  (vi)     any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The incurrence of Indebtedness Guaranteed by the specified Person shall, for purposes of this Indenture, be the incurrence of Indebtedness by such specified Person.

         The amount of any Indebtedness outstanding as of any date shall be:

                  (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

                  (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness, and premium, if any; and

                  (iii) the amount of Indebtedness of such specified Person arising by reason of a Guarantee of Indebtedness shall equal the outstanding principal amount of the Guaranteed Indebtedness.

         "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

         "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate futures or option contracts, or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

         "Issue Date," with respect to any Notes, means the date on which such Notes are originally issued.

         "Junior Subordinated Debt" means the Company's Trust Preferred Securities Guarantees and the related Junior Subordinated Debentures, any Indebtedness that is subordinate to or on a parity with any of the foregoing Indebtedness, and any Indebtedness that is by its terms subordinate to the Indebtedness incurred under this Indenture.

         "Junior Subordinated Debentures" means the Company's outstanding 8.125% junior subordinated deferrable interest debentures due 2028, 11.295% junior subordinated notes due 2030, and 10.60% junior subordinated deferrable interest debentures due 2030.

         "Legal Defeasance" has the meaning ascribed in Section 7.02 of this Indenture.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or in the city in which the principal corporate trust office of the Trustee or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Notes" means any Subordinated Step-Up Notes due 2015 bearing interest at a rate of 6.25% per annum from the applicable Issue Date until September 30, 2010 and at a rate of 7.50% per annum thereafter until maturity.

         "Obligations" means any obligation, direct or indirect, contingent or non-contingent, matured or unmatured, to pay principal, interest, penalties, fees, indemnifications, reimbursements, damages, accounts payable and other liabilities of any kind whatsoever, including any guarantee by the Company for the repayment of Indebtedness, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

         "Officer" means, with respect to any Person, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President whose principal duties relate to financial matters, the Treasurer or the Secretary of such Person.

         "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, which meets the applicable requirements of Section 10.04 hereof.

         "Opinion of Counsel" means a written opinion from legal counsel that meets the applicable requirements of Section 10.04 hereof. Such counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

         "Original Notes" means any Notes issued as of the Closing Date.

         "Paying Agent" has the meaning ascribed in Section 2.04 of this Indenture.

         "Payment Blockage Notice" has the meaning ascribed in Section 9.03 of this Indenture.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Redemption Date" has the meaning ascribed to it in Section 2.16(a) of this Indenture.

         "Redemption Price" has the meaning ascribed to it in Section 2.16(a) of this Indenture.

         "Registrar" has the meaning ascribed in Section 2.04 of this Indenture.

         "Regulation S Global Note" has the meaning ascribed in Section 2.07 of this Indenture.

         "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Indebtedness; provided, however, that if, and for so long as, any Indebtedness lacks such a representative, then the Representative for such Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Indebtedness in respect of any Indebtedness.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other employee to whom such matter is referred because of his knowledge of, and familiarity with, the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "SEC" means the United States Securities and Exchange Commission (or any successor federal regulatory body having similar jurisdiction).

         "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations of the SEC promulgated thereunder.

         "Senior Debt" means

                  (i) any of the Company's Indebtedness, including all Indebtedness outstanding under the $40 million line of credit from The Bankers Bank dated as of June 25, 2002,

                  (ii) any of the Company's Indebtedness or other Obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates,

                  (iii) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar Obligations in respect of Obligations of others of a type described in clauses (i), (ii) and
         (iii), whether or not such Obligation is classified as a liability on the balance sheet prepared in accordance with GAAP, and

                  (iv)     Obligations owed to general creditors of the Company,

in each case whether outstanding on the date of execution of this Indenture or thereafter incurred, other than Subordinated Debt and Junior Subordinated Debt, including the Company's Trust Preferred Securities Guarantees and the related Junior Subordinated Debentures.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation was in effect on the Closing Date.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Debt" means any Debt of the Company (whether outstanding on the Closing Date or thereafter incurred) that is subordinate or junior in right of payment to Senior Debt pursuant to a written agreement to that effect, including the Company's outstanding 6.75% Subordinated Notes due 2012.

         "Subsidiary" means, with respect to any Person:

                  (i) any corporation, association or other business entity of which more than 50% of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA, except as provided by Section 8.03 hereof.

         "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.07 hereof.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Trust Preferred Securities Guarantees" shall mean the guarantees issued by the Company in connection with the 8.125% capital securities due 2028 issued by United Community Capital Trust, the 10.60% preferred securities due 2030 issued by United Community Statutory Trust I, the 11.295% capital securities due 2030 issued by United Community Capital Trust II, and any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock that is by its terms subordinated to or on a parity with the Junior Subordinated Debt.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

SECTION  1.02         INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  (i)      "indenture securities" means the Notes;

                  (ii)     "indenture security holder" means a Holder of a Note;

                  (iii)    "indenture to be qualified" means this Indenture;

                  (iv) "indenture trustee" or "institutional trustee" means the Trustee; and

                  (v) "obligors" on the Notes means the Company and any successor obligor upon the Notes and not otherwise defined herein.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION  1.03         RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii)    "or" is not exclusive;

                  (iv) words in the singular include the plural, and in the plural include the singular;

                  (v) provisions apply to successive events and transactions;

                  (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

                  (vii) the terms "include," "included," and "including," and words of similar meaning, shall be deemed to be without limitation, whether by enumeration or otherwise.

                                   ARTICLE II
                                    THE NOTES

SECTION 2.01          AMOUNT OF NOTES; ABILITY TO RE-OPEN SERIES.

         The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture shall be limited to $35,000,000. The series of Notes issued at the Closing Date, which shall be the only series of Notes authorized for issuance under this Indenture, may be re-opened at any time and from time to time, and Additional Notes may be issued under, and as part of, that series.

         With respect to any Additional Notes issued after the Closing Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08,
2.09 or 2.11 of this Indenture), there shall be:

                  (i)      established in or pursuant to a Board Resolution; and

                  (ii) (A) set forth or determined in the manner provided in an Officers' Certificate; or (B) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

                           (1) the aggregate principal amount of such Additional Notes that may be authenticated and delivered under this Indenture, which, together with any other Notes outstanding under this Indenture, shall be limited to a total of $35,000,000 in aggregate principal amount;

                           (2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

                           (3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in
                  Section 2.07 hereof in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

         If any of the terms of any Additional Notes are established by action taken pursuant to a Board Resolution, such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

SECTION  2.02         FORM AND DATING.

         The Original Notes (and any Additional Notes) and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in denominations of $1,000 and integral multiples thereof. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and other transactions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

SECTION  2.03         EXECUTION AND AUTHENTICATION.

         Two Officers of the Company shall sign the Notes by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of the Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto. The Trustee shall, upon a written order of the Company signed by two Officers of the Company directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate:

                  (i) Notes for original issue on the Closing Date up to the aggregate principal amount of $35,000,000; and

                  (ii) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount that, together with the aggregate principal amount of all other Notes then outstanding, shall not exceed $35,000,000.

         Each Note shall be dated the date of its authentication. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or Affiliates of the Company.

SECTION  2.04         REGISTRAR AND PAYING AGENT.

         The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (a "Registrar"); and (ii) an office or agency where Notes may be presented for payment (a "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with
Section 6.07 hereof. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION  2.05         PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest, if any, on the Notes, and will promptly notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all such money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all such money held by it to the Trustee and to account for any funds disbursed by it prior to such time. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, such Person shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by such Person as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent.

SECTION  2.06         HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION  2.07         TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to the Registrar with a request (i) to register the transfer of the Certificated Securities; or (ii) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, then the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                  (A) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                  (B) in the case of a Certificated Security that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (1) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto); or

                           (2) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B (or, if pursuant to Rule 904, Exhibit C) attached hereto).

         (b) Transfer of a Certificated Security for a Beneficial Interest in a Global Note. A Certificated Security may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) if such Certificated Security is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Certificated Security is being transferred by such Holder either:

                           (A) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, or

                           (B) based upon an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company, the Trustee and to the Registrar, pursuant to another exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act; and

                  (ii) whether or not such Certificated Security is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Certificated Security in accordance with Section 2.12 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, then the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.03 hereof, the Trustee shall authenticate, a new Global Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.07), a Global Note may not be transferred as a whole except by the

Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (d) Transfer of a Beneficial Interest in a Global Note for a Certificated Security.

                  (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                           (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect; or

                           (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B (or, if pursuant to Rule 904, Exhibit C) attached hereto);

         in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee, a Certificated Security in the appropriate principal amount.

                  (ii) Certificated Securities issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.07(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Notes are so registered.

         (e) Authentication of Certificated Securities in Absence of Depositary. If at any time:

                  (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii)     the Company, at its sole discretion,
         notifies the Trustee in writing it elects to cause the issuance of Certificated Securities under this Indenture,

THEN THE COMPANY SHALL EXECUTE, AND THE TRUSTEE SHALL, UPON RECEIPT OF AN AUTHENTICATION ORDER IN ACCORDANCE WITH SECTION 2.03 HEREOF, AUTHENTICATE AND DELIVER, CERTIFICATED SECURITIES IN AN AGGREGATE PRINCIPAL AMOUNT EQUAL TO THE PRINCIPAL AMOUNT OF THE GLOBAL NOTES IN EXCHANGE FOR SUCH GLOBAL NOTES.

         (f)      Legends.

                  (i)      Except as permitted by the following paragraphs (ii),
(iii) and (iv), each Note certificate evidencing Global Notes and Certificated Securities (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                  "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                           (A) REPRESENTS THAT (1) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (2) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

                           (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (1) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (4) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;

                           (C) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND

                           (D) ACKNOWLEDGES AND AGREES THAT THE COMPANY AND THE TRUSTEE HAVE RESERVED THE RIGHT, PRIOR TO ANY SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER (I) PURSUANT TO CLAUSE (B)(3) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (II) PURSUANT TO CLAUSE (B)(4) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE UNDER RULE 144, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                  (ii) Each Note sold in reliance on Regulation S of the Securities Act shall bear the following additional legend on the face thereof:

                  "PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), THIS

         SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN."

                  (iii) Each Global Note (other than a Regulation S Global Note, which shall, subject to applicable procedures, bear a substantially similar legend with respect to the rights of Euroclear System or Clearstream Banking, S.A., as applicable) shall also bear the following legend on the face thereof:

                  "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
         DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (iv) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global
Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Security that is a Certificated Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Security that does not bear the legend set forth in paragraph (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.07(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Security that does not bear the legend set forth in paragraph (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B attached hereto).

                  (v) Any Additional Notes sold in a registered offering shall not be required to bear the legend set forth in paragraph (i) above.

         (g)      General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Securities and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 8.05 hereof).

                  (iii) All Certificated Securities and Global Notes issued upon any registration of transfer or exchange of Certificated Securities or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Security or Global Notes surrendered upon such registration of transfer or exchange.

                  (iv) The Company shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest, if any, on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (vi) The Trustee shall authenticate Certificated Securities and Global Notes in accordance with the provisions of
         Section 2.03 hereof.

                  (vii) Each Holder of a Note agrees to indemnify the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  (viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  (ix) Notwithstanding the foregoing, neither the Trustee nor the Registrar shall authorize any transfer or exchange prohibited by the redemption provisions of Section 2.16 of this Indenture.

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Securities, or are repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Securities, or any Global Note is repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) Transfer to Non-U.S. Persons. The following additional provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any "non-U.S. person" (as defined in Regulation S of the Securities Act):

                  (i) the Registrar shall register the transfer of any Transfer Restricted Security if:

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

                           (A) the requested transfer is after the second anniversary of the Issue Date with respect to such Transfer Restricted Security; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date with respect to such Transfer Restricted Security and such transfer can otherwise be lawfully made under the Securities Act without registering such Transfer Restricted Security thereunder; or

                           (B) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto;

                  (ii) if the Notes to be transferred consist of Certificated Securities that, after transfer, are to be evidenced by an interest in a Global Note sold in reliance on Regulation S under the Securities Act (a "Regulation S Global Note") upon receipt by the Registrar of:

                           (A) written instructions given in accordance with the Depositary's and the Registrar's procedures, and

                           (B) the appropriate certificate, if any, required by clause (B) of paragraph (i) above, together with any required legal opinions and certifications,

         the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of Certificated Securities to be transferred, and the Trustee shall cancel the Certificated Securities so transferred;

                  (iii) if the Notes to be transferred consist of a transfer of an interest in a Global Note, upon receipt by the Registrar of:

                           (A) written instructions given in accordance with the Depositary's and the Registrar's procedures, and

                           (B) the appropriate certificate, if any, required by clause (B) of paragraph (i) above, together with any required legal opinions and certifications,

         the Registrar shall register the transfer and reflect on its books and records the date and (1) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and
         (2) an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Global Note to be transferred; and

                  (iv) until the 41st day after the Issue Date of such Transfer Restricted Security (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all beneficial interests in the Regulation S Global Note shall be transferred only through Euroclear System or Clearstream Banking, S.A., either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants.

SECTION 2.08 REPLACEMENT OF NOTES.

         If any mutilated Note is surrendered to the Trustee, the Note Custodian, the Depositary or the Company, and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, then the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.09 OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those redeemed pursuant to Section 2.16 hereof, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. If a
Note is replaced pursuant to Section 2.08 hereof, then it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser; provided, however, that the aggregate principal amount of the Notes shall not increase by reason of this
Section 2.09 or Section 2.08 hereof. If the principal amount of any Note is considered paid under Section 3.01 hereof, then it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If the Paying Agent (other than the Company or a Subsidiary thereof) holds, on a maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.10 TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer actually knows to be so owned shall be so considered.

SECTION 2.11 TEMPORARY NOTES.

         Until Certificated Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. Temporary Notes shall be substantially in the form of Certificated Securities but may have variations that the Company and the Trustee consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Securities in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.12 CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return canceled Notes to the Company. The Company may not issue new Notes to replace Notes that the Company has paid or redeemed or that have been delivered to the Trustee for cancellation.

SECTION 2.13 RECORD DATE.

         The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14 DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 3.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.15 CUSIP NUMBERS.

         The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices and other correspondence as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.16 OPTIONAL REDEMPTION.

         (a) THE COMPANY MAY, AT ITS OPTION, REDEEM THE NOTES IN WHOLE BUT NOT IN PART ON SEPTEMBER 30, 2010 OR ON SEPTEMBER 30 OF EACH YEAR THEREAFTER THROUGH SEPTEMBER 30, 2014 (EACH, A "REDEMPTION DATE") PRIOR TO THE MATURITY OF THE NOTES, AT A REDEMPTION PRICE EQUAL TO 100% OF THE PRINCIPAL AMOUNT THEN OUTSTANDING WITH RESPECT TO THE NOTES SO REDEEMED, PLUS ALL ACCRUED AND UNPAID INTEREST ON SUCH PRINCIPAL AMOUNT (THE "REDEMPTION PRICE"). IF ANY REDEMPTION DATE IS NOT A BUSINESS DAY, THEN THE REDEMPTION SHALL OCCUR ON THE NEXT IMMEDIATELY SUCCEEDING BUSINESS DAY.

         (b) Except as provided in this Section 2.16 and elsewhere in this Indenture, the Company shall have no obligation or right to redeem the Notes prior to maturity.

         (c) If the Company elects to redeem the Notes pursuant to the optional redemption provisions of this Section 2.16, then it shall furnish to the Trustee at least 45 days but not more than 60 days before a Redemption Date, a notice identifying the Notes to be redeemed and stating: (i) the Redemption Date; (ii) the Redemption Price; (iii) the name and address of the Paying Agent;
(iv) that the Notes must be surrendered to the Paying Agent to collect the Redemption Price; (v) that, unless the Company defaults in paying the Redemption Price, interest on the Notes ceases to accrue on and after the Redemption Date; and (vi) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         (d) At least 30 days but not more than 60 days before any Redemption Date, the Trustee shall, in the Company's name and at the Company's expense, mail, by first class mail, a notice of redemption to each Holder.

         (e) Once notice of redemption is mailed in accordance with Section 2.16(d), the principal amount of each Note called for redemption shall mature and become irrevocably due and payable on the stated Redemption Date at the Redemption Price. A notice of redemption may not be conditional. Failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

         (f) One Business Day prior to any Redemption Date on which the Company elects to redeem the Notes, the Company shall deposit with the Trustee or with the Paying Agent funds immediately available to the Trustee and sufficient to pay the Redemption Price. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of the Notes.

         If the Company complies with the provisions of the preceding paragraph, on and after any Redemption Date, then interest shall cease to accrue on the Notes, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If a Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the particular Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and Section 1.01 hereof.

         (G) THE NOTES CALLED FOR REDEMPTION SHALL BE SURRENDERED BY THE HOLDER AND SHALL NOT BE REISSUED, AND NO NOTE SHALL BE ISSUED IN LIEU OF ANY REDEEMED PRINCIPAL AMOUNT OF ANY NOTE.

         (H) NEITHER THE COMPANY NOR THE REGISTRAR SHALL BE REQUIRED TO REGISTER THE TRANSFER OF OR EXCHANGE ANY NOTES AFTER NOTICE OF REDEMPTION IS MAILED.

                                   ARTICLE III
                                    COVENANTS

SECTION 3.01 PAYMENT OF THE NOTES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal of, premium, if any, and interest, if any, on the Notes shall be considered paid on the date due, whether such date is the date on which the Notes become due or any Redemption Date, if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest, if any, on the Notes then due. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal of, premium, if any, interest, if any, paid on the Notes. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes. All such default interest shall be payable on demand.

SECTION 3.02 MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee, located at 321 N. Main Street - Lower Level, West Bend, WI 53095, as the initial office or agency of the Company in accordance with the preceding paragraph and
Section 2.04 hereof.

SECTION 3.03 REPORTS

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes and to the Trustee, within the time periods specified

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

in the SEC's rules and regulations, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and the SEC's rules and regulations adopted in connection therewith, and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         (b)      [Reserved]

         (c) For so long as any Notes remain outstanding and are not freely transferable under the Securities Act, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 3.04 COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 3.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be, in the sole discretion of the Company, Porter Keadle Moore, LLP or a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article III or Article IV hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or propose to take with respect thereto.

         (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 3.05 PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Subsidiaries, or (ii) upon the income, profits or property of the Company or any of the Subsidiaries, and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted, or (y) if the failure to so pay, discharge or cause to be paid or discharged could not reasonably be expected to have a material adverse effect on the business and financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 3.06 [RESERVED].

SECTION 3.07 CORPORATE EXISTENCE.

         Subject to Article IV hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, in accordance with its organizational documents (as the same may be amended from time to time) and the material rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or its corporate existence, if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 3.08 MAINTENANCE OF PROPERTIES.

         The Company will cause all material properties owned by the Company or any of the Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 3.08 will prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Subsidiaries and is not disadvantageous in any material respect to the Holders.

                                   ARTICLE IV
                                   SUCCESSORS

SECTION 4.01 MERGER, CONSOLIDATION OR SALE OF ASSETS.

         (a) The Company may not (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or
(ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

                  (1)      (A)      the Company is the surviving corporation and
         owns at least 80% of the Capital Stock of each of the Subsidiaries following such transaction, or

                           (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction no Default or Event of Default exists;

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

                  (4)      [Reserved]; and

                  (5) the Company or the Person formed by or surviving any such consolidation or merger shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         (b) Notwithstanding paragraph (a) above, the Company shall not lease all or substantially all of its assets to any Person.

         (c) This Section 4.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets by the Company to a Wholly Owned Subsidiary.

SECTION 4.02 SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 4.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that, in the case of any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company, from and after the date of such event, the provisions of this Indenture referring to the Company shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of and interest on the Notes, except in the case of a sale of all of the predecessor's assets or a consolidation or merger that meets the requirements of Section 4.01 hereof.

                                    ARTICLE V
                              DEFAULTS AND REMEDIES

SECTION 5.01 EVENTS OF DEFAULT.

         "Event of Default" means any one of the following events:

         (a) default that continues for 30 days in the payment when due of interest on the Notes (whether or not such payment is prohibited by the provisions of Article IX hereof);

         (b) default in payment when due of the principal of or premium, if any, on the Notes (including payments pursuant to the optional redemption of such Notes, and whether or not such payment is prohibited by the provisions of
Article IX hereof);

         (c) failure by the Company to comply with any of its agreements or obligations in this Indenture or the Notes and the continuance of such failure for a period of 60 days after receipt of a notice of such failure from the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes issued under this Indenture;

         (d) Indebtedness of the Company (other than Indebtedness owed to the Company or any Subsidiary), or any Indebtedness that is Guaranteed by the Company, is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default (or similar event or circumstance) and the total amount of such Indebtedness unpaid or accelerated exceeds $1.0 million; provided, however, that in the case of any Indebtedness that is accelerated, such acceleration has not been rescinded after 30 days' written notice provided in accordance with the applicable indenture or other debt instrument evidencing such Indebtedness;

         (e) failure by the Company to pay final judgments for the payment of money (other than judgments that are covered by enforceable insurance policies issued by reputable carriers and as to which such insurance carriers have acknowledged liability in writing) aggregating in excess of $1.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after notice thereof has been given by the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes issued under this Indenture;

         (f) the Company, any Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                  (i)      commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) has a receiver, conservator, liquidator, assignee, custodian, trustee or similar official appointed for it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors;

                  (v)      fails generally to pay debts as they become due; or

         (g) a court of competent jurisdiction or a governmental or regulatory authority having jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company, any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

                  (ii) appoints a receiver, conservator, liquidator, assignee, custodian, trustee or similar official of the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary for all or substantially all of the property of the Company, any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation or the termination of federal deposit insurance of the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order, decree or action remains unstayed and in effect for 60 consecutive days.

SECTION 5.02 ACCELERATION.

         If an Event of Default arising from an event specified in clause (f) or
(g) of Section 5.01 hereof with respect to the Company, any Significant Subsidiary that is a bank or any group of Subsidiaries that are banks that, taken together, would constitute a Significant Subsidiary occurs and is continuing, then the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes issued under this Indenture may declare all such Notes to be due and payable immediately. The occurrence of an Event of Default for any reason other than the events described in clauses (f) and (g) of Section
5.01 hereof will not give the Trustee or the Holders the right to declare the Notes immediately due and payable.

SECTION 5.03 OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may, subject to Section 5.02 hereof, pursue any available remedy to collect the payment of principal of, premium, if any, and interest, if any, then due on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of

Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.04 WAIVER OF PAST DEFAULTS / RESCISSION OF ACCELERATION.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may, on behalf of the Holders of all of such Notes, waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest, if any, on such Notes. When a Default or Event of Default is waived, it is deemed cured and ceases to exist for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Further, the Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may, on behalf of the Holders of all of such Notes, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

SECTION 5.05 CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 5.06 LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 5.07 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.08 COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 5.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for all overdue amounts of principal of, premium, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10 PRIORITIES.

         If the Trustee collects any money pursuant to Section 5.08, then it shall pay out the money in the following order:

         First:   to the Trustee, its agents and attorneys for amounts due under
Section 6.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the reasonable costs and expenses of collection actually incurred;

         Second: to Holders for amounts due and unpaid, including the Redemption Price of the Notes in the event that the Company has mailed a notice of redemption pursuant to Section 2.16 hereof, on the Notes for principal, premium, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, and interest, if any, respectively; and

         Third:   to the Company or to such party as a court of competent
jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.10.

SECTION 5.11 UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit instituted by the Trustee, any suit instituted by a Holder of a Note (whether pursuant to Section 5.06 hereof or otherwise) or a suit instituted by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VI
                                     TRUSTEE

SECTION 6.01 DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (g) of this Section 6.01 and to Section 6.02.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) Except with respect to Sections 3.01 and 3.04 hereof, the Trustee shall have no duties to inquire as to the performance of the Company's covenants in Article III hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.01(a) or 5.01(b) hereof, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

SECTION 6.02 RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. Subject to Section 6.01(b)(ii) hereof, the Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

         (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         (h) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 6.03 INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee, or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 6.10 and 6.11 hereof.

SECTION 6.04 TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document furnished or issued in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 6.05 NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 6.06 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each December 15, beginning with the December 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 6.07 COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its acceptance of this Indenture and for its services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances, fees and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify and hold harmless the Trustee against any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses actually incurred of enforcing this Indenture against the Company (including this Section 6.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 6.08 REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 6.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 6.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder of a Note for at least six months, fails to comply with Section 6.10, such Holder may petition, at the expense of the Company, any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the Company's obligations under
Section 6.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 6.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation without any further act shall be the successor Trustee.

SECTION 6.10 ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation or banking association organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 6.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE VII
           LEGAL DEFEASANCE AND COVENANT DEFEASANCE; SATISFACTION AND
                             DISCHARGE OF INDENTURE

SECTION 7.01 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 7.02 or 7.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VII.

SECTION 7.02 LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 7.01 hereof of the option applicable to this Section 7.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 7.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on the written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 7.05 hereof, (ii) the Company's obligations with respect to the Notes under Article II and Section 3.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith, and (iv) this Article VII. Subject to compliance with this Article VII, the Company may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under
Section 7.03.

SECTION 7.03 COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 7.01 hereof of the option applicable to this Section 7.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be released from their obligations under the covenants contained in Sections 3.03 and 3.05 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, "Covenant Defeasance" means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 7.01 hereof of the option applicable to this Section

7.03 hereof, subject to the satisfaction of the conditions set forth in Section
7.04 hereof, Sections 6.01(c) through 6.01(e) hereof shall no longer constitute Events of Default.

SECTION 7.04 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 7.02 or 7.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay either (i) on the stated maturity, the principal of, premium, if any, and interest, if any, on such outstanding Notes, or (ii) on the particular Redemption Date, the Redemption Price, in the event that the Company has mailed a notice of redemption pursuant to Section 2.16(c) but has not already deposited with the Trustee or paid the Redemption Price due pursuant to Section 2.16(f), as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to such Redemption Date;

                  (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 5.01(f) or 5.01(g) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

                  (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds shall not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

                  (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of

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

         the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (viii) the Company must deliver to the applicable Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 7.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 7.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.05, the "Trustee") pursuant to Section 7.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 7.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article VII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 7.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 7.06      REPAYMENT TO THE COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company, cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 7.07      REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 7.02 or
7.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 7.02 or 7.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.02 or 7.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 7.08      TERMINATION OF THE COMPANY'S OBLIGATIONS.

                  (a) The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in
         Section 7.08(b), if:

                           (1)      either (A) all Notes previously
                  authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 7.02) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, (B) the Company has redeemed all of the then outstanding Notes pursuant to Section 2.16, or (C) all Notes have otherwise become due and payable hereunder and the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay the principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Notes;

                           (2) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

                           (3) the Company shall have paid all other sums payable by it hereunder; and

                           (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent providing for the termination of the Company's obligation under the Notes and this Indenture have been complied with, and (B) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Company is a party or by which the Company is bound.

                  (b) Notwithstanding Section 7.08(a), the Company's obligations in Section 2.07, Section 2.08, Section 2.09, Section 2.14,
         Section 3.01, Section 3.02 and Section 6.07 shall survive until the Notes are no longer outstanding.

                  (c) After such delivery or irrevocable deposit, the Trustee, upon request, shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

                                  ARTICLE VIII
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01      WITHOUT CONSENT OF HOLDERS.

         Notwithstanding Section 8.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes, as applicable, without the consent of any Holder:

                  (a) to cure any ambiguity, omission, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the Company's assets pursuant to Section 4.01 hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

                  (e) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (f) to provide for the issuance, subject to the conditions and in compliance with the covenants related thereto set forth herein, of Additional Notes, which shall have terms substantially identical in all material respects to the Original Notes (except that the transfer restrictions contained in the Original Notes shall be modified or eliminated as appropriate), and which may be treated together with any outstanding Original Notes, as a single issue of Notes.

         Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
8.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.02      WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 8.02, the Company and the Trustee may amend or supplement this Indenture or the Notes, as applicable, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 5.04 and 5.07 hereof, any existing Default or Event of Default (other than an Event of Default in the payment of the principal of, premium, or interest, if any, on the Notes resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

         However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes;

                  (3) reduce the rate of or change the time for payment of interest on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest, if any, on the Notes;

                  (7)      waive payment of the Redemption Price with respect to

         Notes called for redemption; or

                  (8) make any change in the foregoing amendment and waiver provisions.

         In addition, any amendment to the provisions of Article IX hereof, including the related definitions, shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes issued hereunder that are then outstanding if such amendment would adversely affect the rights of Holders of any of the Notes. Further, no amendment may be made to the provisions of Articles VII or IX hereof that adversely affects the rights of any holder of Senior Debt then outstanding unless such holder of Senior Debt (or a Representative thereof authorized to give consent) consents to such amendment.

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 8.03      COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 8.04      REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may, but shall not be obligated to, fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, then the record date shall be fixed at the later of
(i) 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.06, or (ii) such other date as the Company shall lawfully designate. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who held Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 8.05      NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation regarding an amendment, supplement or waiver on any Note thereafter authenticated. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may (or, upon the specific written request of the Company, shall, at the Company's expense) request the Holder to deliver the

Note to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06      TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment, supplement or waiver, including an amended or supplemental indenture, authorized pursuant to this Article VIII if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it pursuant to a Board Resolution. In executing any amended or supplemental indenture or in connection with any waiver or consent to the departure from the terms of this Indenture, the Trustee shall be entitled to request and receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture, waiver or consent is authorized or permitted by this Indenture and that all conditions precedent to the effectiveness of such amended or supplemental indenture, waiver or consent have been satisfied.

                                   ARTICLE IX
                                  SUBORDINATION

SECTION 9.01 AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder of Notes by accepting a Note agrees, that the Indebtedness evidenced by the Notes, all Obligations of the Company under this Indenture (including any obligation of the Company to repurchase Notes) and the payment of any Claims are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Debt (whether outstanding on the Closing Date or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         Each Holder of Notes, by the Holder's acceptance thereof, acknowledges and agrees that each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, shall be deemed conclusively to have relied on the provisions of this Article IX in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

SECTION 9.02      LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon or in the event of any distribution to creditors of the Company
(i) in a total or partial liquidation or dissolution of the Company; (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property; (iii) in an assignment for the benefit of creditors of the Company; or (iv) in any marshalling of the Company's assets and liabilities:

                  (A) holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rates specified in the applicable Senior
         Debt) before the Holders of Notes shall be entitled to receive any payment or distribution with respect to the Notes or on account of any Claim; and

                  (B) until all Obligations with respect to Senior Debt (as provided in the immediately preceding paragraph (A)) are paid in full in cash, any payment or distribution (including any payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of the

         Company being subordinated to the payment of the Notes) to which the Holders of Notes would be entitled but for this Article shall be made to holders of Senior Debt;

except that, in either case, Holders of Notes may receive payments and other distributions made from the trust described in Article VII hereof, as their interests may appear.

SECTION 9.03      DEFAULT ON SENIOR DEBT.

         The Company may not make any payment or distribution (including any payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) to the Trustee or any Holder of Notes in respect of Obligations or Claims with respect to the Notes and may not acquire from the Trustee or any Holder of Notes any Notes for cash or property (except that Holders of Notes may receive payments and other distributions made from the trust described in Article VII hereof) until all principal, interest and other Obligations with respect to the Senior Debt have been paid in full in cash if:

                  (A) a default occurs in the payment when due of the principal of, interest on, or any other Obligation with respect to, any Senior Debt;

                  (B) a default, other than a payment default, occurs and is continuing with respect to any Senior Debt that permits the holders of Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Senior Debt.

         The Company may and shall resume payments on, and distributions in respect of, the Notes and may acquire them upon:

                  (1)      in the case of a default referred to in Section 9.03
         (A) hereof, the date on which such default is cured or waived in accordance with the terms of such Senior Debt, or

                  (2)      in the case of a default referred to in Section 9.03
         (B) hereof, the earlier of (x) the date on which such default is cured or waived in accordance with the terms of such Senior Debt, or (y) 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Senior Debt has been accelerated.

         If the Trustee receives any such Payment Blockage Notice, no new Payment Blockage Notice shall be delivered pursuant to this Section 9.03 unless and until:

                  (a) 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

                  (b) all scheduled payments of principal of, premium, if any, and interest on the Notes that have come due have been paid in full in cash.

         No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

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

SECTION 9.04      ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of the occurrence of an Event of Default described in clauses (f) or (g) of Section 5.01 hereof, then the Company or the Trustee shall cooperate to promptly notify each Representative of Senior Debt of the acceleration; provided, however, that so long as any Senior Debt is outstanding, any such acceleration shall not become effective, and the Company shall not make, and the Holders of Notes may not accept or receive, any payment with respect to the Notes until the day which is five Business Days after the receipt by Representatives of Senior Debt of written notice of acceleration. Thereafter, the Company may make payments with respect to the Notes only in accordance with the terms of this Indenture.

SECTION 9.05      WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder of Notes receives any payment or distribution with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment or distribution is prohibited by Section 9.03 or 9.04 hereof, such payment or distribution shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be segregated from other funds and property of the Trustee or such Holder of Notes and be paid forthwith over and delivered in the same form as received (with any necessary endorsement), upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article IX, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Notes or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article IX, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 9.06      NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to an Officer of the Company that would cause a payment of any Obligations with respect to the Notes or of any Claim to violate this Article, but failure to give such notice shall not affect the subordination of the Notes and all Claims to the Senior Debt as provided in this Article.

SECTION 9.07      SUBROGATION.

         After all Senior Debt is paid in full in cash and until the Notes are paid in full in cash, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness that is pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders of Notes, a payment by the Company on the Notes.

SECTION 9.08      RELATIVE RIGHTS.

         This Article defines the relative rights of Holders of the Notes and holders of Senior Debt. Nothing in this Indenture shall:

                  (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest, if any, on the Notes in accordance with their terms;

                  (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

SECTION 9.09      SUBORDINATION MAY NOT BE IMPAIRED.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or the Holders of any Notes or by the failure of the Company or any Holder of Notes to comply with this Indenture.

SECTION 9.10      DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative. Upon any payment or distribution of assets of the Company referred to in this Article IX, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IX.

SECTION 9.11      RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article IX or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations or any Claim with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice.

         Nothing in this Article IX shall impair the claims of, or payments to, the Trustee under or pursuant to Section 6.07 hereof. The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

SECTION 9.12      AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of Notes by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article IX, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.09 hereof at least 30 days before the expiration of the time to file such claim, then the Representative of Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim or any Holder in any such proceeding.

SECTION 9.13      AMENDMENTS.

         The provisions of this Article IX shall not be amended or modified except in accordance with Sections 8.01 and 8.02, including, if applicable, the third paragraph of Section 8.02.

SECTION 9.14      MISCELLANEOUS.

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

         (a) The agreement contained in this Article IX shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Debt is avoided, rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         (b) The failure to make a payment on account of principal of, or interest on, or other Obligations relating to, the Notes by reason of any provision of this Article IX shall not be construed as preventing the occurrence of an Event of Default.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01     TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.02     NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

         If to the Company:

                  United Community Banks, Inc.
                  63 Highway 515
                  P.O. Box 398
                  Blairsville, GA 30514
                  Telephone: (706) 781-2265
                  Facsimile: (706) 745-8960
                  Attention: Thomas C. Gilliland

         If to the Trustee:

                  Marshall & Ilsley Trust Company N.A.
                  321 N. Main Street - Lower Level
                  P.O. Box 1980
                  West Bend, WI 53095
                  Attention: Mark Kandel
                  Telephone: (262) 335-3032
                  Facsimile: (262) 335-3037

         Each of the Company and the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the

TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

                  (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that, with respect to matters of fact, an opinion of counsel may rely on an officers' certificate or certificates of public officials.

SECTION 10.06     RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07 NO PERSONAL LIABILITY OF PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AND SHAREHOLDERS.

         No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.08     GOVERNING LAW.

         The internal laws of the State of Georgia shall govern and be used to construe this Indenture and the Notes without giving effect to conflicts of laws principles.

SECTION 10.09     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10     SUCCESSORS.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11     SEVERABILITY / INDEPENDENCE OF COVENANTS.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Each covenant or obligation set forth herein shall be independent of the others and any waiver or consent to departure with respect to one covenant shall not be deemed or construed to be a waiver or consent to departure with respect to any other covenant.

SECTION 10.12     COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture by facsimile or otherwise. Each signed copy (including copies signed by facsimile) shall be an original, but all of them together represent the same agreement.

SECTION 10.13     TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.14     BENEFITS OF INDENTURE

         Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto or their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Indenture as of the date and year first written above.

                               THE COMPANY:

                               UNITED COMMUNITY BANKS, INC.

                               By:____________________________________
                                  Name:
                                  Title:

                               By:____________________________________
                                   Name:
                                   Title: Secretary


                               THE TRUSTEE:

                               MARSHALL & ILSLEY TRUST COMPANY N.A.

                               By:____________________________________
                                   Name:
                                   Title:

                               By:____________________________________
                                   Name:
                                   Title:

                       EXHIBIT A TO SUBORDINATED INDENTURE

                           (Face of Subordinated Note)
                       Subordinated Step-Up Notes due 2015

No. ____-_____                                  [$____________]

         CUSIP NO.      [144A-_________]

                                        [Reg S-_________]

                          UNITED COMMUNITY BANKS, INC.

promises to pay to CEDE & CO(1)., or registered assigns, the principal sum of ______________________________ Dollars ($__________) on
September 30, 2015. Interest Payment Dates: March 31 and September 30 of each year. Record Dates: March 15 and September 15 of each year.

                                            UNITED COMMUNITY BANKS, INC.

    (SEAL)                     By:_________________________________
                               Name:_______________________________
                               Title:______________________________

WITNESS:

By:________________________________________
Name:______________________________________
Title:_____________________________________

This is one of the Notes referred to in the within-mentioned Indenture:

Dated: _____________________, 2003

MARSHALL & ILSLEY TRUST COMPANY N.A.,
AS TRUSTEE

By: ________________________________________
Authorized Signatory

----------------------------
(1) To be included only if the Note is issued in Global Form.

                       SUBORDINATED STEP-UP NOTES DUE 2015

         THIS NOTE IS NOT A DEPOSIT OR AN OBLIGATION OF ANY DEPOSITARY INSTITUTION, IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND IS NOT SECURED.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (A) REPRESENTS THAT (1) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR
         (2) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

                  (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (1) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (4) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;

                  (C) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND

                  (D) ACKNOWLEDGES AND AGREES THAT THE COMPANY AND THE TRUSTEE HAVE RESERVED THE RIGHT, PRIOR TO ANY SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER (I) PURSUANT TO CLAUSE (B)(3) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR
         (II) PURSUANT TO CLAUSE (B)(4) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE UNDER RULE 144, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

[THIS NOTE IS A REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE
INDENTURE.](2)

         ["PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN."](2)

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

-------------------------------
(2)   To be included only in Regulation S Global Note.

                         (REVERSE OF SUBORDINATED NOTE)

         1. INTEREST. United Community Banks, Inc., a Georgia corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 6.25% per annum from the Issue Date until September 30, 2010, and at the rate of 7.50% per annum thereafter until maturity or earlier redemption. The Company will pay interest semiannually in arrears on March 31 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and, provided further, that the first Interest Payment Date shall be September 30, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes. All such default interest shall be payable on demand. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on March 15 or September 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, and interest, if any, at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium and interest, if any, on all Global Notes and all other Notes the Holders of which shall have provided appropriate wire transfer instructions to the Company or the Paying Agent. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Marshall & Ilsley Trust Company N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued this Note under an Indenture dated as of September 30, 2003 (as the same may be amended, modified or supplemented from time to time, the "Indenture") by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Company. The Notes include the Original Notes issued on the Closing Date and any Additional Notes issued thereafter, and are treated as a single class of securities under the Indenture. This is one of the [Original] [Additional] Notes referred to in the Indenture. The Holders of Notes are subject to, and entitled to all of the benefits of, the Indenture.

         5. REDEMPTION. The Company shall have the option, but not the obligation, to redeem the Notes then outstanding in whole but not in part at par on September 30, 2010, and on every September 30 thereafter through September 30, 2014, as described more fully in Section 2.16 of the Indenture.

         6. SUBORDINATION. The Notes are subordinated in right of payment , in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the Closing Date or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

         7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without interest coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the date on which a notice of redemption is mailed or during the period between a record date and the corresponding Interest Payment Date.

         8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         9. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consent obtained in connection with a purchase of or tender offer or exchange for Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Notes.

         10. DEFAULTS AND REMEDIES. Events of Default include: (i) default which continues for 30 days in the payment when due of interest on the Notes;
(ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company for 60 days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements or obligations in the Indenture or the Notes; (iv) Indebtedness of the Company (other than Indebtedness owed to the Company or any Subsidiary), or any Indebtedness that is Guaranteed by the Company, is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default (or similar event or circumstance) and the total amount of such Indebtedness unpaid or accelerated exceeds $1.0 million; provided, however, that in the case of any Indebtedness that is accelerated, such acceleration has not been rescinded after 30 days' written notice provided in accordance with the applicable indenture or other debt instrument evidencing such Indebtedness; (v) failure by the Company to pay final judgments for the payment of money (other than judgments that are covered by enforceable insurance policies issued by reputable carriers and as to which such insurance carriers have acknowledged liability in writing) aggregating in excess of $1.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after notice thereof has been given by the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes issued under the Indenture; and (vi) certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. The Trustee must, within 90 days after the occurrence of a Default or Event of Default, give to the Holders notice of all uncured Defaults or Events of Default known to it; provided, however, that except in the case of a Default or Event of Default in payment of any Note, the Trustee may withhold such notice if a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders and provided further that the Holders of the Notes may not accelerate the maturity of the Notes upon any Event of Default except in the case of an Event of Default arising as the result of the bankruptcy, insolvency, receivership, conservatorship or reorganization of the Company, any Significant Subsidiary that is a bank or any group of Subsidiaries that are banks that, taken together, would constitute a Significant Subsidiary. The Company is required to furnish annually to the Trustee a certificate as to their compliance with the terms of the Indenture.

         11. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company, with the same rights it would have if it were not Trustee.

         12. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         15. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         16. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF GEORGIA SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

         17. DEFINED TERMS. Capitalized terms used but not defined herein have their respective defined meanings as set forth in the Indenture.

         18. REQUEST FOR COPY OF INDENTURE. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  United Community Banks, Inc.
                  63 Highway 515
                  P.O. Box 398
                  Blairsville, GA 30514
                  Telephone: (706) 781-2265
                  Facsimile: (706) 745-8960
                  Attention: Thomas C. Gilliland

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

______________________________________________________________________
                  (Insert assignee's Soc. Sec. or tax I.D. no.)

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________
         (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________________ to
transfer this Note on the books of the Company. The agent may substitute another to act for him.

______________________________________________________________________

Date:  ___________________

                        Your Signature:_______________________________________
                        (Sign exactly as your name appears on the face of this Note)

                        Signature Guarantee(3):_______________________________

---------------------------------
(3) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES

The following exchanges of a part of this Global Note for Certificated Securities have been made:(4)

                                                               Principal Amount
                                               Amount of              of            Signature of
                        Amount of             increase in      this Global Note      authorized
                       decrease in         Principal Amount     following such      signatory of
                   Principal Amount of            of             decrease (or        Trustee or
Date of Exchange     this Global Note      this Global Note       increase)        Note Custodian
----------------  ---------------------   ------------------   ----------------   ----------------

-------------------------------
(4) To be included only if the Note is to be issued in Global form.

                       EXHIBIT B TO SUBORDINATED INDENTURE

 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Marshall & Ilsley Trust Company N.A., as Trustee
____________________________________

____________________________________

____________________________________

         Re:      Subordinated Step-Up Notes due 2015 (the "Notes") issued by
United Community Banks, Inc.

         This Certificate relates to $_________________ principal amount of Notes held in *______________ book-entry or *____________ definitive form by ______________ (the "Transferor").

The Transferor:

         has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

         has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.07 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

         Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.07(a)(B)(1) or Section 2.07(d)(i)(A) of the Indenture).

         Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction, to the extent applicable, of Section 2.07(a)(B)(2), Section 2.07(b)(i)(A) or Section 2.07(d)(i)(B) of the Indenture).

         Such Note is being transferred in accordance with Rule 144 under the Securities Act.

         Such Note is being transferred in accordance with Rule 904 under the Securities Act.

------------------
* Check applicable box.

         Such Note is being transferred pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.07(a)(B)(2) or Section 2.07(d)(i)(B) of the Indenture).

                                          ______________________________________
                                          [INSERT NAME OF TRANSFEROR]

                                          By:___________________________________
Date:________________________________

--------------------
*Check applicable box.

                       EXHIBIT C TO SUBORDINATED INDENTURE

                       FORM OF CERTIFICATE TO BE DELIVERED
              IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                _____ ___, _____

Marshall & Ilsley Trust Company N.A., as Trustee
___________________________________

___________________________________

___________________________________

         Re: Subordinated Step-Up Notes due 2015 (the "Notes") issued by United Community Banks, Inc. (the "Company")

Ladies and Gentlemen:

         In connection with our proposed sale of $________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (1)      the offer of the Notes was not made to a person in the United
States;

         (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transaction was executed in, on, or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

         (5) we have advised the transferee of the transfer restrictions applicable to the Notes;

         (6) if the circumstances set forth in Rule 904(b) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(b)(2) or (3), as applicable, in accordance with the provisions of Regulation S, pursuant to registration of the Notes under the Securities Act, or pursuant to an available exemption from the registration requirements under the Securities Act; and

         (7) if the sale is made during a restricted period and the provisions of Rule 903(b)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions.

         You and the Company are entitled to rely upon this letter and irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                      Very truly yours,

                                     (Name of Transferor)

                                   By:__________________________________________
                                      Authorized Signature

                                      C-2